Exhibit (h)(5)

EXECUTION VERSION

2,450,000 Shares

Common Stock
($0.001 par value per share)

UNDERWRITING AGREEMENT

April 15, 2015

Robert W. Baird & Co. Incorporated

William Blair & Company, L.L.C.

Janney Montgomery Scott LLC

Oppenheimer & Co. Inc.

as representatives of the several Underwriters named in Schedule A

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Monroe Capital Corporation, a Maryland corporation (the “Company”), proposes to issue and sell an aggregate of 2,450,000 shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company. It is understood that, subject to the conditions hereinafter stated, the Firm Shares will be sold by the Company to the several underwriters named in Schedule A hereto (the “Underwriters”) in connection with the offer and sale of such Firm Shares. Robert W. Baird & Co. Incorporated (“Baird”), William Blair & Company, L.L.C., Janney Montgomery Scott LLC and Oppenheimer & Co. Inc. shall act as joint book-running managers (the “Joint Book-Running Managers”).

In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 367,500 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus (as defined below).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-192857) including the related base prospectus for the registration of the Shares and certain other securities described therein under the Securities Act, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act. A Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Securities Act (File No. 814-00866) (the “Notification of Election”) was filed with the Commission on October 24, 2012 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”).

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act (the “Effective Time”), as such section applies to the respective Underwriters, including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 497 under the Securities Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of the preliminary prospectus supplement relating to the Shares dated April 14, 2015 that omitted the information permitted to be omitted under Rule 430C under the Securities Act (such prospectus supplement, together with any base prospectus attached thereto, the “Preliminary Prospectus”).

Except where the context otherwise requires, “Base Prospectus,” as used herein, means any base prospectus contained in the Registration Statement and furnished to you by the Company and attached to or used with the Preliminary Prospectus or the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 497 under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.

“Disclosure Package” as used herein means any Preliminary Prospectus together with the information set forth in Exhibit A.

As used herein, “business day” shall mean a day on which the Nasdaq Global Market is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

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The Company has entered into an investment advisory and management agreement, dated as of October 22, 2012 (as most recently approved by the board of directors of the Company at a meeting on October 20, 2014, the “Investment Advisory Agreement”), with Monroe Capital BDC Advisors, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company has entered into an administration agreement, dated as of October 22, 2012 (as most recently approved by the board of directors of the Company at a meeting on February 26, 2015, the “Administration Agreement”), with Monroe Capital Management Advisors, LLC, a Delaware limited liability company (the “Administrator”).

The Adviser has entered into a staffing agreement, dated as of October 22, 2012 (the “Staffing Agreement”) with the Administrator.

The Company, the Adviser, the Administrator and the Underwriters agree as follows:

1.          Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to such other number of additional Firm Shares which such Underwriter may be obligated to purchase in accordance with Section 9 hereof, in each case at a purchase price of $14.25 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by Baird on behalf of the several Underwriters at any time on one or more occasions on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), plus any additional number of Additional Shares which such Underwriter may become obligated to purchase in accordance with Section 9 hereof.

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2.          Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on April 20, 2015 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase, if any, in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Dechert LLP at 1900 K Street, N.W., Washington, D.C. 20006, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.          Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters as of the Effective Time, as of the date hereof, as of the time of purchase and as of the time of any additional purchase that:

(a)          the Registration Statement has been declared effective under the Securities Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

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(b)          the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase and each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, shall comply, in all material respects, with the requirements of the Securities Act and the Investment Company Act; the conditions to the use of Form N-2 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement, the Disclosure Package and each electronic roadshow together with the Disclosure Package did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Securities Act and the Investment Company Act; at no time during the period that begins on the earlier of the date of the Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will the Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase or the latest additional time of purchase did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus;

(c)          as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Prospectus entitled “Capitalization,” and, just after the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right or right of first refusal;

(d)          the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(e)          the Company is duly qualified to do business as a foreign corporation in Illinois and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations of the Company taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of the Common Stock from The Nasdaq Global Market (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

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(f)          the Company has no subsidiaries (as defined in the Securities Act); other than as disclosed in both the Preliminary Prospectus and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the articles of incorporation and the by-laws of the Company and all amendments thereto through the date hereof have been filed as exhibits to the Registration Statement;

(g)          the Shares have been duly and validly authorized and, when issued and delivered against payment therefor by you as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights or rights of first refusal, and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h)          the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and the certificates for the Shares are in due and proper form;

(i)          the Company is a closed-end, non-diversified management investment company and has elected to be treated as a business development company under the Investment Company Act, has duly filed the Notification of Election with the Commission and is eligible to make such an election;

(j)          each of this Agreement, the Investment Advisory Agreement and the Administration Agreement has been duly authorized, executed and delivered by the Company; each of the Investment Advisory Agreement and the Administration Agreement is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally, (ii) general equitable principles and (iii) limitation on rights to indemnification and contribution imposed by state or federal securities laws or the policies underlying such law;

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(k)          the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter or by-laws, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party, and the execution, delivery and performance by the Company of this Agreement, the Investment Advisory Agreement and Administration Agreement or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not constitute a Material Adverse Effect; the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except with respect to clauses (ii) and (iii), to the extent that any such contravention would not constitute a Material Adverse Effect;

(l)          no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the Shares under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (ii) filing of the Notification of Election under the Investment Company Act, which has been effected;

(m)          except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights or rights of first refusal to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(n)          subject to official notice of issuance of the Shares filed by the Company with The Nasdaq Global Market, the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business; the Company is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

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(o)          the Company has filed all foreign, federal, state and local tax returns required to be filed or have requested extensions thereof, and has paid all taxes required to be paid by the Company and any other assessment, fine or penalty levied against the Company, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been included on the books and records of the Company;

(p)          all legal proceedings, government proceedings known to the Company, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required by the Securities Act or the Investment Company Act to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(q)          except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any action, suit, claim, investigation or proceeding as would not have a Material Adverse Effect;

(r)          McGladrey LLP, whose report on the audited financial statements of the Company is filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Securities Act;

(s)          The consolidated financial statements of the Company and its consolidated subsidiary (the “Subsidiary”) included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes, present fairly the financial position and the results of operations and cash flows of the Company and its Subsidiary, as of the dates indicated and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Investment Company Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); there are no financial statements that are required to be included in the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable;

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(t)          subsequent to the respective dates as to which information is given in the Registration Statement and the Preliminary Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) there has not been (i) any material adverse effect in the business, properties, management, financial condition or results of operations of the Company, (ii) any transaction (other than in the ordinary course of business) which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, other than as disclosed in the Registration Statement and the Preliminary Prospectus, which is material to the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company or (v) any dividend of any kind declared, paid or made on the capital stock of the Company;

(u)          the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit B hereto, of each of its directors, officers and certain persons or entities affiliated with the Adviser, in each case as named in Exhibit C hereto;

(v)         the Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are used under the Investment Company Act;

(w)          when each of the Notification of Election and any amendment or supplement thereto was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act applicable to a business development company and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

(x)          the Company owns or possesses sufficient licenses or other rights to use the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such right would not reasonably be expected to have a Material Adverse Effect; the Company has not received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(y)          as of the date hereof, the Company does not have, and at the time of purchase, the Company will not have, any employees.  To the knowledge of the Company, no labor dispute with the employees of Monroe Capital, LLC and Monroe Capital Management Advisors, LLC exists or, to the knowledge of the Company, is imminent;

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(z)          the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; at the time of purchase and any additional time of purchase, the Company’s directors’ and officers’ errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act are subject to legal and valid binders and, as of the time of purchase and any additional time of purchase, will be in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus;

(aa)         the Company has not sent or received any communication regarding termination of or intent not to renew any of the material contracts or agreements filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(bb)         the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(cc)         the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

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(dd)         neither the Company nor, to the knowledge of the Company, any director, officer, agent, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its other affiliates (other than the Underwriters) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ee)         the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ff)         neither the Company nor, to the knowledge of the Company, any director, officer, agent, affiliate (other than the Underwriters) or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use any of the proceeds received by the Company from the sale of the Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC;

(gg)         the Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

(hh)         neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

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(ii)         any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, the Company has obtained the written consent to the use of all such data from such sources to the extent required, and all such data included in the Registration Statement and the Prospectus accurately reflect the materials upon which they are based or from which they were derived;

(jj)         to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or securityholders, except as set forth in the Prospectus;

(kk)         all of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 5100 is true, complete and correct in all material respects;

(ll)         the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with the provisions of Sections 15(a) and 15(c) of the Investment Company Act (as applicable to business development companies) and Section 205 of the Advisers Act;

(mm)         the approvals by the board of directors of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15(c) of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(nn)         except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the applicable published rules and regulations thereunder and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters; for purposes of this Section 3(nn), the Company shall be entitled to reasonably rely on representations from such officers and directors;

(oo)         the Company has duly elected to be treated by the Commission under the Investment Company Act as a business development company, such election is effective, and all required action has been taken by the Company under the Securities Act to make the public offering and consummate the sale of the Shares as provided in this Agreement; the provisions of the corporate charter and by-laws of the Company comply with the requirements of the Investment Company Act;

(pp)         the operations of the Company are in compliance with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder; provided that the Company does not represent or warrant as to the compliance of Sections 10(a)(1)(iii) and 10(a)(3)(iii) with Section 17(i) of the Investment Company Act;

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(qq)         the Company has not offered, or caused the Underwriters to offer, Shares to any person with the intent to influence unlawfully (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or its Subsidiary, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its respective products or services;

(rr)         the Company and, to its knowledge, its directors and officers (in such capacity) are in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Commission’s applicable published rules promulgated thereunder that are applicable to the Company as of the date hereof;

(ss)         since the enactment of the Jumpstart Our Business Startups Act to the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”);

(tt)         the Company has not engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(uu)         each of the Loan Documents (as defined in the revolving credit facility with ING Capital LLC) to which the Company is a party has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally, (ii) general equitable principles and (iii) limitation on rights to indemnification and contribution imposed by state or federal securities laws or the policies underlying such law;

(vv)         the Company has good and valid title to each investment described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Portfolio Companies” with corporations or other entities (each a “Portfolio Company”), free and clear of any liens (except liens disclosed in the Registration Statement, Disclosure Package and Prospectus); all of the applicable investment documents and agreements governing such loans (the “Investment Documents and Agreements”) are in full force and effect; and the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the right of the Company under the Investment Documents and Agreements, or affecting or questioning the rights of the Company under any of the Investment Documents and Agreements; except as disclosed in the Registration Statement, Disclosure Package and Prospectus, each Portfolio Company is current with all of its obligations under the applicable Investment Documents and Agreements and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred or is continuing under such Investment Documents and Agreements; and

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(ww)     the Company is not required to be registered under the Commodity Exchange Act as a “commodity pool.”

(xx)        Monroe Capital Corporation SBIC, LP, a Delaware limited partnership (“MCC SBIC”), is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). The SBIC license of MCC SBIC is in good standing with the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding MCC SBIC are outstanding or unresolved. The method of operation of MCC SBIC will permit them to continue to meet the requirements for qualification as an SBIC.

(yy)      MCC SBIC is eligible to sell securities guaranteed by the SBA in the amounts and on the terms described in the Registration Statement, the Disclosure Package and the Prospectus. MCC SBIC is not in default under the terms of any debenture which each has issued to the SBA for guaranty by the SBA or any other material monetary obligation, and no event, which with the passage of time, notice or both has occurred, which would be a default or event of default thereunder.

In addition, any certificate signed by any duly appointed officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

4.           Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Underwriters as of the Effective Time, as of the date hereof, as of the time of purchase and as of the time of any additional purchase that:

(a)          each of the Adviser and the Administrator has been duly formed and is validly existing as a Delaware limited liability company, and is in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute and deliver this Agreement, the Investment Advisory Agreement, the Staffing Agreement and the Administration Agreement, to the extent a party thereto; each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, capitalization or regulatory status of such entity, or otherwise be reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement, Staffing Agreement or the Administration Agreement, as applicable (collectively, an “Adviser/Administrator Material Adverse Effect”);

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(b)          the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(c)          there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Adviser and the Administrator, threatened, to which either the Adviser or the Administrator or any of their officers, partners or members are or would be a party or of which any of their properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order either (A) constituting, individually or in the aggregate, an Adviser/Administrator Material Adverse Effect, or (B) preventing the consummation of the transactions contemplated hereby;

(d)          neither the Adviser nor the Administrator is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would reasonably expected to result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (i) the limited liability company operating agreement or other organizational documents of the Adviser or the Administrator, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, as the case may be, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not constitute an Adviser/Administrator Material Adverse Effect; the execution, delivery and performance of this Agreement (and, with respect to the Adviser only, the Investment Advisory Agreement and the Staffing Agreement and, with respect to the Administrator only, the Administration Agreement and the Staffing Agreement) and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach of violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) the limited liability company operating agreement or other organizational documents of the Adviser or the Administrator, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or other applicable to the Adviser or the Administrator, as the case may be, except, with respect to clauses (ii) and (iii), to the extent that any such contravention would not constitute an Adviser/Administrator Material Adverse Effect;

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(e)          this Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement and the Staffing Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement and the Staffing Agreement have been duly authorized, executed and delivered by the Administrator; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally, (ii) general equitable principles and (iii) limitation on rights to indemnification and contribution imposed by state or federal securities laws or the policies underlying such law;

(f)          the description of the Adviser and the Administrator contained in the Registration Statement, the Disclosure Package and the Prospectus is true, accurate and complete in all material respects;

(g)          each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement, the Investment Advisory Agreement, the Staffing Agreement and the Administration Agreement, as applicable;

(h)          each of the Adviser and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted, except as would not have an Adviser/Administrator Material Adverse Effect;

(i)          subsequent to the respective dates as to which information is given in the Registration Statement, Disclosure Package and Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition, capitalization or regulatory status of the Adviser or the Administrator, or that would otherwise prevent the Adviser or the Administrator from carrying out its respective obligations under the Investment Advisory Agreement, Administration Agreement or the Staffing Agreement, as appropriate;

(j)          each of the Adviser and the Administrator has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain such licenses, authorizations, consents and approvals or to make such filings would not constitute an Adviser/Administrator Material Adverse Effect; neither the Adviser or the Administrator is in violation of, or in default under, nor has the Adviser or the Administrator received notice of any proceedings relating to revocation or modification of any such licenses, authorizations, consents or approvals or of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser or the Administrator, except where such revocation or modification would not, individually or in the aggregate, constitute an Adviser/Administrator Material Adverse Effect;

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(k)          each Adviser and Administrator owns, or possesses adequate licenses or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Adviser/Administrator Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, cause an Adviser/Administrator Material Adverse Effect; neither the Advisor nor the Administrator has received notice nor is either the Advisor nor the Administrator otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Adviser/Administrator Intellectual Property invalid or inadequate to protect the interest of the Adviser or Administrator therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in an Adviser/Administrator Material Adverse Effect;

(l)          neither the Adviser nor the Administrator is, and upon the sale of the Shares contemplated under this Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act;

(m)          each of the Adviser and the Administrator is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Adviser nor the Administrator has been refused any insurance coverage sought or applied for; and neither the Adviser nor the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Adviser/Administrator Material Adverse Effect;

(n)          neither the Adviser, the Administrator nor, to their knowledge, any of their respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

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(o)          the Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not constitute an Adviser/Administrator Material Adverse Effect;

(p)          the Adviser has implemented a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(q)          the Administrator has implemented a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (iii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.           Certain Covenants of the Company, the Adviser and the Administrator. The Company agrees, and the Adviser and the Administrator, jointly and severally, agree:

(a)          To use commercially reasonable efforts to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to use its commercially reasonable efforts to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to file a consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Shares); and to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)          to make available to the Underwriters in The City of New York, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act during the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Prospectus Delivery Period”); in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act in connection with the sale of the Shares, the Company will prepare, at the requesting Underwriter’s expense, within a reasonable period of time of such request, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

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(c)          if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement, any post-effective amendment thereto or a registration statement under Rule 462(b) under the Securities Act to be filed with the Commission and declared effective before the Shares may be sold, the Company will use its commercially reasonable efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497(h) under the Securities Act (which the Company agrees to file in a timely manner under such Rule) or any Written Testing-the-Waters Communication has been delivered;

(d)          during the Prospectus Delivery Period, to advise you promptly, and, if requested, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus or for additional information with respect thereto (including, but not limited to, any request for information concerning any Testing-the-Waters Communication), or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or any Written Testing-the-Waters Communication and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, the Company to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e)          subject to Section 5(d) hereof and during the Prospectus Delivery Period, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus;

(f)          to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company for such fiscal year accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

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(g)          to the extent not otherwise available on the Commission’s EDGAR system, to furnish to you and to each of the other Underwriters (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably report regarding the Company;

(h)          [Intentionally Omitted];

(i)          to advise the Underwriters promptly of the happening of any event within Prospectus Delivery Period known to the Company which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(j)          to make generally available to its security holders, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement;

(k)          to furnish to Baird such number of copies as Baird may reasonably request of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) for distribution of a copy to each of the other Underwriters:

(l)          to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(m)          the Company, during a period of two years from the effective date of the Registration Statement, shall use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(n)          the Company shall use its commercially reasonable efforts to maintain its qualification to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, for each full fiscal year during which it is a business development company under the Investment Company Act;

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(o)          the Company shall pay the expenses incident to the performance of its obligations under this Agreement, including costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of the Preliminary Prospectus and Prospectus to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and Custody Agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and Baird have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including, on the Closing Date, the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters associated with such blue sky matters) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on The Nasdaq Global Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants (but not of the representatives of the Underwriters), and the cost of any aircraft chartered in connection with the road show, and (ix) the costs and expenses of causing the Shares to continue to be eligible for clearance through DTC;

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(p)          that beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of Baird, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, except, in each case, for (A) a bona fide gift, provided that the recipient thereof executes a lock-up agreement for the remainder of the Lock-Up Period, (B) a disposition to any trust for the direct or indirect benefit of the holder and/or the holder’s immediate family, provided that (i) such disposition does not involve a disposition for value and (ii) such trust executes a lock-up agreement for the remainder of the Lock-Up Period, (C) a transfer to a wholly owned subsidiary thereof, or to the direct or indirect stockholders, members or partners or other affiliates thereof; provided that (i) such transfer does not involve a disposition for value, (ii) the transferee executes a lock-up agreement for the remainder of the Lock-Up Period, and (iii) no filing pursuant to Section 16 of the Exchange Act is required as a result of such transfer, (D) a transfer which occurs by operation of law; provided, that (i) no filing pursuant to Section 16 of the Exchange Act is required as a result of such transfer and (ii) such transferee executes a lock-up agreement for the remainder of the Lock-Up Period, and (E) the disposition of shares of common stock acquired in open market transactions after the offering, provided that such disposition is not required to be reported pursuant to Section 16 of the Exchange Act; provided, however, that if (a) during the period that begins on the date that is seventeen (17) calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(p) shall continue to apply until the expiration of the date that is eighteen (18) calendar days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that the foregoing restrictions shall not apply to the Shares to be sold hereunder or any shares of Common Stock issued by the Company pursuant to any dividend reinvestment plan of the Company disclosed in the Registration Statement, the Disclosure Package and the Prospectus;

(q)          to use its best efforts to maintain the due authorization of the Common Stock, including the Shares, for listing on The Nasdaq Global Market;

(r)          for so long as the Shares remain listed on any national securities exchange, to maintain a transfer agent, custodian and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(s)          to notify the Joint Book-Running Managers promptly if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period.

6.           Reimbursement of Underwriters’ Expenses. If this Agreement is terminated and the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(o) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel incurred in connection with this Agreement and the transaction contemplated thereunder.

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7.           Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company, the Adviser and the Administrator of each of its obligations hereunder and to the following additional conditions precedent:

(a)          The Company shall furnish to Baird at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Nelson Mullins Riley & Scarborough LLP, counsel for the Company, Adviser and Administrator addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in substantially the form and substance as set forth in Exhibit D hereto and to such further effect as the Underwriters may reasonably request.

(b)          You shall have received from McGladrey LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Joint Book-Running Managers.

(c)          You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Dechert LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be.

(d)          No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you reasonably object.

(e)          The Registration Statement shall have become effective not later than 5:30 p.m. New York City time on the date of this Agreement and, if Rule 430C under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 497(h) under the Securities Act at or before 5:30 p.m. New York City time on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Securities Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m. New York City time on the date of this Agreement.

(f)          Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or, to the Company’s knowledge, proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Preliminary Prospectus, the Disclosure Package or the Prospectus and no amendment or supplement thereto, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

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(g)          Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Adviser shall occur or become known.

(h)          Each of the Adviser and the Administrator shall, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of a duly authorized officer of the Advisor or the Administrator to the effect that (i) such officer has reviewed the Registration Statement, the Disclosure Package and the Prospectus, (ii) the representations and warranties in Sections 3 and 4 hereof are true and correct as of the time of purchase and, if applicable, at the additional time of purchase, (iii) the Adviser or the Administrator, as applicable, shall have performed all obligations under the Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be and (iv) in the case of the Adviser, the conditions set forth in paragraph (g) of this Section 7 have been met; the Company shall, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer or equivalent and Chief Financial Officer or equivalent in the form attached as Exhibit E hereto.

(i)          You shall have received signed Lock-up Agreements referred to in Section 3(u) hereof.

(j)          The Shares shall have been approved for quotation on The Nasdaq Global Market, subject only to notice of issuance at or prior to the time of purchase and the additional time of purchase, as the case may be.

(k)          The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

8.           Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430C under the Securities Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430C under the Securities Act is used, when the parties hereto have executed and delivered this Agreement.

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The obligations of the several Underwriters hereunder shall be subject to termination in the discretion of any of the Joint Book-Running Managers or any group of Underwriters (which may include any of the Joint Book-Running Managers) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Adviser taken as a whole, which would, in any of the Joint Book-Running Managers’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The Nasdaq Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on The Nasdaq Global Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Joint Book-Running Managers, impracticable to market Shares or enforce contracts for the sale of the Shares; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in any of the Joint Book-Running Managers’ judgment or in the judgment of such group of Underwriters which has agreed to purchase in the aggregate at least 50% of the Firm Shares makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If any of the Joint Book-Running Managers or any group of Underwriters elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

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9.          Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if one or more of the Underwriters shall default in their obligation to take up and pay for the Shares to be purchased by it hereunder at the time of closing or an additional time of closing (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof), then the Joint Book-Running Managers (excluding any defaulting Joint Book-Running Manager) shall use reasonable efforts within the 24 hours after such default to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such defaulting Underwriters have agreed but failed to take up and pay for (the “Defaulted Shares”). If, during such 24-hour period, the Joint Book-Running Managers have not made such arrangements, the Company shall, at its option, be entitled to a 36-hour period within which to make arrangements for another party or parties to purchase all or a portion of the Defaulted Shares. Absent the completion of such arrangements within the 24-hour period provided above and, if applicable, the 36-hour period provided above, (i) if the number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Shares agreed to be purchased by all such defaulting Underwriters as of the time of purchase or additional time of purchase, as applicable. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the non-defaulting Joint Book-Running Managers may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the non-defaulting Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the non-defaulting Joint Book-Running Managers shall have the right to postpone the time of purchase or additional time of purchase, as applicable, for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the Defaulted Shares exceed 10% of the total number of Shares which all Underwriters agreed to purchase hereunder at the time of closing or additional time of closing, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the relevant periods provided above for the purchase of all the Defaulted Shares, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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10.         Indemnity and Contribution.

(a)          (1)         Each of the Company, the Adviser and the Administrator, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation actually incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Preliminary Prospectus, the Prospectus, the Disclosure Package and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon (i) any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein.

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(2)         If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company, the Adviser or the Administrator, as appropriate, pursuant to paragraph (a)(1) of this Section 10, such Underwriter or such person shall promptly notify the Company, the Adviser or the Administrator, as appropriate, in writing of the institution of such Proceeding and the Company, the Adviser or the Administrator, as appropriate, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company, the Adviser or the Administrator, as appropriate, shall not relieve the Company, the Adviser or the Administrator, as appropriate, from any liability which the Company, the Adviser or the Administrator, as appropriate, may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company, the Adviser or the Administrator, as appropriate, in connection with the defense of such Proceeding or the Company, the Adviser or the Administrator, as appropriate, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or counsel to such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company, the Adviser or the Administrator, as appropriate, (in which case the Company, the Adviser or the Administrator, as appropriate, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, the Adviser or the Administrator, as appropriate, and paid as incurred (it being understood, however, that the Company, the Adviser or the Administrator, as appropriate, shall only be liable for the reasonable expenses incurred of one separate counsel (in addition to the reasonable expenses actually incurred of one local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). None of the Company, the Adviser nor the Administrator, as appropriate, shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Adviser or the Administrator, as appropriate, the Company, the Adviser or the Administrator, as appropriate, agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least written notice of the terms of the settlement at least 30 days prior to such settlement being entered into. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)          (1)         Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, the Adviser and the Administrator, their directors, partners and officers, and any person who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Adviser or the Administrator, or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) their names and (ii) the figure appearing in the first sentence of the second paragraph of text under the caption “Underwriting—Commissions and Discounts.”

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(2)         If any Proceeding is brought against the Company, the Adviser or the Administrator, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to paragraph (b)(1) of this Section 10, the Company, the Adviser or the Administrator, or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve any Underwriter from any liability which such Underwriter may have to the Company, the Adviser or the Administrator, or any such person or otherwise. The Company, the Adviser or the Administrator, or such person so entitled to indemnification shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Adviser or the Administrator, or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or counsel to such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriters shall only be liable for the reasonable expenses incurred of one separate counsel (in addition to the reasonable expenses actually incurred of one local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any Proceeding effected without the written consent of such Underwriter, but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the first sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least written notice of the terms of the settlement at least 30 days prior to such settlement being entered into. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

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(c)          If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)          The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint. Any contribution by the Company, the Adviser or the Administrator shall be subject to the requirements and limitations of Section 17(i) of the Investment Company Act and Investment Company Act Release 11330.

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(e)          The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company, the Adviser and the Administrator contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Adviser, the Administrator and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, the Adviser or the Administrator, against any of the Company’s officers or directors, the Adviser and the Administrator or their partners or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

11.         Information Furnished by the Underwriters. The names and addresses of the Underwriters and the figures appearing in the second sentence of the first paragraph of text under the caption “Underwriting—Commissions and Discounts” in the Preliminary Prospectus and Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 10 hereof.

12.         Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Robert W. Baird & Co. Incorporated, 1717 K Street NW, Suite 910, Washington, D.C. 20036, facsimile no. (202) 303-1850, Attention: Mark Micklem, with a copy to (for informational purposes only) Thomas J. Friedmann, Dechert LLP, 1900 K. Street, N.W., Washington, DC 20006, facsimile no. (202) 261-3333; and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606, Attention: Legal Department, with a copy to (for informational purposes only) Jonathan Talcott, Nelson Mullins Riley & Scarborough LLP, 101 Constitution Avenue, NW, Suite 900, Washington, DC 20001; facsimile no. (202) 712-2862.

13.         Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

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14.         Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of Illinois located in Cook County or in the United States District Court for the Northern District of Illinois, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Joint Book-Running Managers or any indemnified party. Each of the Joint Book-Running Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15.         Parties at Interest. This Agreement shall be binding upon and inure to the benefit of the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company, the Adviser, the Administrator and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16.         No Fiduciary Relationship. The Company, the Adviser and the Administrator hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company, the Adviser and the Administrator each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, the Adviser or the Administrator, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company, the Adviser and the Administrator hereby confirm their understanding and agreement to that effect. The Company, the Adviser, the Administrator and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company, the Adviser or the Administrator regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company, the Adviser or the Administrator. The Company, the Adviser, the Administrator and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company, the Adviser or the Administrator and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company, the Adviser or the Administrator with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company, the Adviser or the Administrator on other matters). The Company, the Adviser and the Administrator each hereby waive and release, to the fullest extent permitted by law, any claims that the Company, the Adviser or the Administrator may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company, the Adviser or the Administrator in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

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17.         Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

[Signatures begin on the following page.]

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If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

Monroe Capital Corporation

By:	/s/ Theodore L. Koenig
Name: Theodore L. Koenig
Title: President & Chief Executive Officer

Monroe Capital BDC Advisors, LLC

By:	/s/ Theodore L. Koenig
Name: Theodore L. Koenig
Title: Manager

Monroe Capital Management Advisors, LLC

By: Monroe Management Holdco, LLC, its managing member

By:	/s/ Theodore L. Koenig
Name: Theodore L. Koenig
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written,
on behalf of themselves and the other several Underwriters
named in Schedule A

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Mark C. Micklem
Name: Mark C. Micklem
Title: Managing Director

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Andrew Blodgett
Name: Andrew Blodgett
Title: Associate

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ John D. Nelson
Name: John D. Nelson
Title: Director

OPPENHEIMER & CO. INC.

By:	/s/ Douglas Cameron
Name: Douglas Cameron
Title: Head of Equity Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Shares
Robert W. Baird & Co. Incorporated	661,500
William Blair & Company, L.L.C.	294,000
Janney Montgomery Scott LLC	367,500
Oppenheimer & Co. Inc.	269,500
Ladenburg Thalmann & Co. Inc.	245,000
BB&T Capital Markets, a division of BB&T Securities, LLC	183,750
Wunderlich Securities, Inc.	183,750
MLV & Co. LLC	122,500
National Securities Corporation	122,500
Total	2,450,000

Exhibit a

Number of Shares to be Sold	Public Offering Price
2,450,000	$14.85

Exhibit B

Monroe Capital Corporation

Common Stock

($0.001 par value per share)

April 15, 2015

Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.

Janney Montgomery Scott LLC

Oppenheimer & Co. Inc.

c/o      Robert W. Baird & Co. Incorporated
           777 East Wisconsin Avenue

           Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Monroe Capital Corporation (the “Company”), Monroe Capital BDC Advisors, LLC and Monroe Capital Management Advisors, LLC and you, as representatives (“Representatives”) of the several Underwriters named therein, with respect to the public offering (the “Offering”) of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus (the “Lock-Up Period”) relating to the Offering the undersigned will not, without the prior written consent of Robert W. Baird & Co. Incorporated (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or (ii) file or cause to be declared effective a registration statement under the Securities Act of 1933, as amended, relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock. The foregoing sentence shall not apply to (a) a bona fide gift, provided, that the recipient thereof executes a lock-up letter agreement for the remainder of the Lock-Up Period, (b) a disposition to any trust for the direct or indirect benefit of the holder and/or the holder’s immediate family, provided, that (i) such disposition does not involve a disposition for value and (ii) such trust executes a lock-up letter agreement for the remainder of the Lock-Up Period, (c) a transfer to a wholly owned subsidiary thereof, or to the direct or indirect stockholders, members or partners or other affiliates thereof; provided, that (i) such transfer does not involve a disposition for value, (ii) the transferee executes a lock-up letter agreement for the remainder of the Lock-Up Period, and (iii) no filing pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is required as a result of such transfer, (d) a transfer which occurs by operation of law; provided, that (i) no filing pursuant to Section 16 of the Exchange Act is required as a result of such transfer and (ii) such transferee executes a lock-up letter agreement for the remainder of the Lock-Up Period, and (e) the disposition of shares of common stock acquired in open market transactions after the offering. However, if (a) during the period that begins on the date that is seventeen (17) calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is eighteen (18) calendar days after the date on which the issuance of the earnings release or the material news or material event occurs.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Robert W. Baird & Co. Incorporated make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock. The undersigned also recognizes that at any time and without public notice, Robert W. Baird & Co. Incorporated may, in its sole discretion, release some or all the securities from these lock-up letter agreements.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

Exhibit C

List of Persons or Entities to Execute Lock-Up Letter Agreements

Monroe Capital BDC Advisors, LLC

Monroe Capital Management Advisors, LLC

Theodore L. Koenig

Aaron D. Peck

Thomas J. Allison

Jeffrey A. Golman

Jorde M. Nathan

Robert S. Rubin

Jeffrey D. Steele

Exhibit D

Exhibit E

Officer’s Certificate

1.	I have reviewed the Registration Statement, the Disclosure Package and the Prospectus.

2.	The representations and warranties of the Company as set forth in the Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.	The Company has performed all of its obligations under the Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.	The conditions set forth in paragraph (g) of Section 7 of the Agreement have been met.

5.	The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial information set forth therein.

6.	As of the time of purchase and, if applicable, the additional time of purchase, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission.